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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 LINK2GOV CORP.



                                    ARTICLE I
                                CORPORATE OFFICES

         The registered office of the Corporation within the State of Tennessee shall be located at One Burton Hills Boulevard, Suite 300, Nashville, Tennessee. The Corporation may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                              SHAREHOLDERS' MEETING

         Section 1. Annual Meetings. The annual meeting of shareholders shall be held on such date during the year and at such time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.

         Section 2. Special Meetings. The Corporation shall hold a special meeting of shareholders only in the event of a call of the Board of Directors of the corporation or by the Chief Executive Officer or President of the Corporation.

         Section 3. Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.

         Section 4. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.

         Section 5. Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         Section 6. Voting. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Shareholder action on any other matter is approved by a voting group, if the votes cast by




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shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.

         Section 7. Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.

         Section 8. Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         Section 9. Action by Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if all shareholders consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each shareholder's vote or abstention on the action. The affirmative vote of the number of shares which would be necessary to authorize or take action at a meeting of shareholders is the act of the shareholders without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies a different effective date.

         Section 10. Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty
(120) days prior to the first anniversary of the date the Corporation's notice of annual meeting was provided with respect to the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.


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         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, (iii) a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the nomination; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 11. Notice of New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the first anniversary of the date the Corporation's notice of annual meeting was provided with respect to the previous year's annual meeting. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after that anniversary, then, in order to be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not more than ninety (90) calendar days before nor later than the later of sixty (60) days prior to the date of such annual meeting or the tenth day following the date on which public announcement of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the


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proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (d) a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Corporation entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice, and (e) any financial interest of the shareholder in such proposal.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting that any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 12. Conduct of Meetings. Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

                  (a) The Chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the Chairman. If, in his absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting; and upon so doing, the meeting is immediately adjourned.

                  (c) The Chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

                  (d) The resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

                  (e) Except as the Chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.


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                                   ARTICLE III
                                   RECORD DATE

         In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed,
(i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

                                   ARTICLE IV
                                    DIRECTORS

         Section 1. Number and Term. The business and affairs of the Corporation shall be managed by a Board of Directors, consisting of not less than three (3) nor more than twelve (12) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the vote of at least 75% of the voting power of the shares entitled to vote at a special meeting called for the purpose; provided, however, that in the event all of the outstanding shares of the Corporation are held by fewer than three holders, then the number of directors shall equal the number of shareholders and not be divided into classes as provided in this Article IV, Section 1. Directors need not be residents of the State of Tennessee or shareholders of the Corporation. The Board of Directors shall be divided into three (3) classes of as nearly equal size as possible. On the date of the adoption of these Amended and Restated Bylaws, each director shall be classified in the following manner:
(a) the directors of Class I shall hold one year terms, (b) the directors of Class II shall hold two year terms and (c) the directors of Class III shall hold three year terms. At each annual meeting of shareholders beginning in 2001, the directors of the class whose term expires at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election or until their successors shall be elected and qualified.

         Section 2. Committees. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in supervising the management of the business and affairs of the Corporation, except that a Committee may not: (i) authorize distributions, except according to a formula or method prescribed by the board of directors;
(ii) approve or propose to shareholders action required by law to be approved by shareholders; (iii) fill vacancies on the board of directors or any of its committees; (iv)


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amend the charter; (v) adopt, amend or repeal bylaws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Article IV and of Article V applicable to the board of directors shall also apply to committees.

         Section 3. Compensation. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.

         Section 4. Removal. Directors may be removed from office only for cause by either (i) an affirmative vote of holders of 75% or more of the voting power of the shares entitled to vote at a special meeting called for the purpose, or
(ii) a majority of the entire Board of Directors at a special meeting called for the purpose.

         Section 5. Resignation. A director may resign at any time by delivering written notice to the Corporation, the board of directors, the chairman or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

         Section 6. Vacancies. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director, the board of directors may fill such vacancy by an affirmative vote of a majority of the board of directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the board of directors.

         Section 7. Quorum and Voting. A quorum of the board of directors consists of a majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors, unless the charter requires the vote of a greater number of directors.

         Section 8. Regular Meetings. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time. Notice of a regular meeting shall be given if the purpose, or one of the purposes, of the meeting is to remove a director or directors pursuant to Section 4 of this Article IV.

         Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer or the president and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.


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         Section 10. Notices. Special meetings of the board of directors must be preceded by at least one days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting, unless the purpose, or one of the purposes, of the meeting is to remove a director or directors pursuant to Section 4 of this Article IV. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month.

         Section 11. Meeting by Telephone. Any or all directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each director's vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                    ARTICLE V
                                WAIVER OF NOTICE

         A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or director entitled to the notice and delivered to the Corporation and filed in the Corporation's minutes or corporate records, except that a shareholder's or director's attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.

                                   ARTICLE VI
                                    OFFICERS

         Section 1. Election and Term. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine, including a chairman of the board, a chief executive officer, one or more vice presidents (any one or more of which may be designated as a senior or executive vice president), a treasurer, a controller and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his successor is elected and qualified or until his


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earlier resignation or removal. Any number of offices may be held by the same person, except that the president may not serve as the secretary.

         Section 2. Compensation. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors.

         Section 3. Removal. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.

         Section 4. Resignation. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

         Section 5. Duties. The duties and powers of the officers of the corporation shall be as follows:

         (a) Chairman of the Board - The chairman of the board shall (i) be chosen from among the members of the board of directors, (ii) preside at all meetings of shareholders and the board of directors, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (iv) perform such other duties as from time to time may be assigned by the board of directors.

         (b) Chief Executive Officer - The chief executive officer shall (i) be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of directors, (ii) preside at all meetings of shareholders and the board of directors during the absence or disability of the chairman of the board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business, and (iv) perform such other duties as from time to time may be assigned by the board of directors. The same person may simultaneously hold the offices of chairman of the board and chief executive officer.

         (c) President - The president shall (i) preside at all meetings of the shareholders and the board of directors during the absence or disability of both the chairman of the board and the chief executive officer, (ii) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the board of directors during the absence or disability of both the chairman of the board and the chief executive officer, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation's business and (iv) perform such other duties as from time to time may be assigned by the chairman of the board, the chief executive officer or the board of directors.

         (d) Vice Presidents - The vice presidents in the order designated by the board of directors, shall exercise the functions of the president during the absence or disability of the


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president and shall perform such other duties as may be assigned by the chairman of the board, the chief executive officer, the president or the board of directors.

         (e) Treasurer - The treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the officers and, if requested, the board of directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the chairman of the board, the chief executive officer or the board of directors.

         (f) Controller - The controller shall (i) be the chief accounting officer of the Corporation with general supervision over the accounting books and records of the Corporation, (ii) be responsible for maintaining proper internal controls over the assets of the Corporation and preparing accurate financial statements and (iii) perform such other duties as may be assigned by the chairman of the board, the chief executive officer, the president, an officer designated by the board of directors as chief financial officer of the Corporation or the board of directors.

         (g) Secretary - The secretary shall (i) attend the meetings of the shareholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose,
(ii) give, or cause to be given, such notice as may be required of all meetings of the shareholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the chairman of the board, the chief executive officer, or the board of directors.

                                   ARTICLE VII
                            LIMITATIONS ON LIABILITY

         To the maximum extent permitted by the Act, a director of the Corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Act or any successor statue is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended from time to time, or such successor statute. Any repeal or modification of this
Article VII by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense,


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liability, and loss (including counsel fees, judgments, fines, ERISA, excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

         The indemnification and advancement of expenses provisions of this
Article VIII shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, the Charter, these Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through the Charter, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by these Bylaws.

                                   ARTICLE IX
                                 CORPORATE SEAL

         The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

                                    ARTICLE X
                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin the first day of January each year.

                                   ARTICLE XI
                                 EMERGENCY BYLAW

         In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the board pursuant to Section 1 of Article IV) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by the director or, if no director is present at the Corporation's principal offices, by the officer present having the greatest seniority as an officer


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                                   ARTICLE XII
                                    AMENDMENT

         These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board; provided, however, that the proposal may not be voted upon by shareholders unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which the vote is to be taken. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders.

         Notwithstanding any other provision of these Bylaws, the affirmative vote of holders of at least 75% of the voting power of the shares entitled to vote at any election of directors shall be required to amend, alter, change or repeal, or to adopt any part of the Bylaws inconsistent with the purpose and intent of Sections 1, 4 and 6 of Article IV and this Article XII.

                                  ARTICLE XIII
                                   DEFINITION

         The term "Act" as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.


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